UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No. ____)

Filed by the Registrant  [X]
Filed by a Party other than the Registrant  [   ]

Check the appropriate box:

[ ]	Preliminary Proxy Statement
[ ]	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
[ ]	Definitive Proxy Statement
[X]	Definitive Additional Materials
[ ]	Soliciting Material Pursuant to § 240.14a-11(c) or § 240.14a-12

LaCrosse Footwear, Inc.
(Name of Registrant as Specified in its Charter)

____________________________________________________________
(Name of Person(s) Filing Proxy Statement if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]	No fee required.

[ ]	Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

1)	Title of each class of securities to which transaction applies:
2)	Aggregate number of securities to which transaction applies:
3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):
4)	Proposed maximum aggregate value of transaction:
5)	Total fee paid:

[ ]	Fee paid previously with preliminary materials.

[ ]	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

1)	Amount Previously Paid:
2)	Form, Schedule or Registration Statement No.:
3)	Filing Party:
4)	Date Filed:

[TRANSFER ONLINE, INC. LOGO OMITTED]

www.TransferOnline.com	[P] 503.227.2950	[F] 503.227.6874

April 12, 2004

«Name»
«Address»
«city», «State» «Zip»

Dear «Name»,

Recently you received an annual report, proxy statement and proxy card regarding your shareholdings in LaCrosse Footwear, Inc. and the 2004 Annual Meeting of Shareholders to be held on May 4, 2004. Unfortunately, we (Transfer Online) inadvertently sent you an incomplete version of the proxy card, which did not include the opportunity to vote on all matters that will be considered at the Annual Meeting as set forth in the proxy statement. LaCrosse Footwear, Inc. has requested that you have the opportunity to vote on all the proposals. Please see below for the options available to you:

IF YOU HAVE PREVIOUSLY VOTED FOR THE 2004 ANNUAL MEETING:

Please revote on all matters by completing and executing the enclosed proxy card and mailing it to Transfer Online, Inc. by using the enclosed business reply envelope.

If you have previously submitted a proxy and you do not complete, execute and mail the enclosed proxy card, then your previously submitted proxy will be voted in accordance with the instructions contained therein. The shares represented by your previously submitted proxy will not be voted with respect to the proposed amendments to the LaCrosse Footwear, Inc. 2001 Non-Employee Director Stock Option Plan (Proposal No. 2) and, therefore, will have no impact on the vote on that proposal.

If you complete, execute and mail the enclosed proxy card, then it will revoke your previously submitted proxy on all matters to be considered at the Annual Meeting and it will be voted in accordance with the instructions contained therein.

Shares represented by executed but unmarked proxies will be voted “FOR” the three persons nominated for election as directors, “FOR” the proposed amendments to the LaCrosse Footwear, Inc. 2001 Non-Employee Director Stock Option Plan and on such other business or matters that may properly come before the Annual Meeting in accordance with the best judgment of the persons named as proxies therein.

IF YOU HAVE NOT YET VOTED:

Enclosed is the updated proxy card. You may use this to vote and return to Transfer Online, Inc. by using the enclosed business reply envelope.

We apologize for any inconvenience this may cause you.

Thank you,

Tracy Dennison
Transfer Online, Inc.

317 SW Alder Street	•	2nd Floor	•	Portland, OR 97204

LACROSSE FOOTWEAR, INC.
2004 ANNUAL MEETING OF SHAREHOLDERS
This Proxy is Solicited on Behalf of the Board of Directors

The undersigned hereby appoints George W. Schneider, Richard A. Rosenthal and Joseph P. Schneider, and each of them, as Proxies with the power of substitution (to act jointly or if only one acts then by that one) and hereby authorizes them to represent and to vote as designated below all of the shares of Common Stock of LaCrosse Footwear, Inc. held of record by the undersigned on March 3, 2004, at the annual meeting of shareholders to be held on May 4, 2004, and any adjournment or postponement thereof.

This proxy when properly executed will be voted in the manner directed herein by the undersigned shareholder. If no direction is made, this proxy will be voted “FOR” the election of the Board’s nominees.

LACROSSE FOOTWEAR, INC. 2004 ANNUAL MEETING

1.	ELECTION OF DIRECTORS:	1 - George W. Schneider	[_]	FOR all nominees listed to the left (except as	[_]	WITHHOLD AUTHORITY to vote for
	Terms expiring at the	2 - Joseph P. Schneider		specified below).		all nominees listed to the left.
	2007 Annual Meeting	3 - Charles W. (Wally) Smith

2.	TO APPROVE THE PROPOSED AMENDMENTS TO THE COMPANY'S	[_]	FOR	[_]	AGAINST	[_]	ABSTAIN
2001 NON-EMPLOYEE DIRECTOR STOCK OPTION

(Instructions: To withhold authority to vote for any indicated nominee, write the
number(s) of the nominee(s) in the box provided to the right.)	[____________________________________________________________________________________]

3.	IN THEIR DISCRETION, THE PROXIES ARE AUTHORIZED TO VOTE UPON SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE MEETING.

	Date ______________________, 2004	NO. OF SHARES
Check appropriate box
Indicate changes below:
Address Change? [_]	Name Change? [_]	[____________________________________________________________________________________]

LaCrosse Footwear, Inc. automatically posts all earnings announcements and press	[_]	I would like to continue receiving Quarterly Shareholder Mailings releases on its corporate website at www.lacrossefootwearinc.com immediately following release. If you would like to receive this information by mail, please indicate at right. We will update our records annually, per our record date established for the annual meeting of shareholders

Signature(s) in Box
Please sign exactly as name appears hereon. When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by President or other
[____________________________________________________________________________________]	authorized officer. If a partnership, please sign in partnership name by authorized person.